EXHIBIT 10.8

FIRST AMENDMENT TO
PLACEMENT AGENCY AGREEMENT

This First Amendment to the Placement Agency Agreement (“Amendment”) is entered into as of the 31st day of January 2014, by and between CÜR Media, Inc. f/k/a Duane Street Corp. (“Company”) and Gottbetter Capital Markets, LLC (“Placement Agent”) and amends the Placement Agency Agreement dated December 30, 2013 (the “Agreement”).

The parties to the Agreement hereby amend and restate in its entirety Paragraph 5 of the Agreement to read as follows:

The Offering will be offered until the earlier of the time that the Maximum Amount plus any discretionary over-allotment are sold or until April 14, 2014 (the “Offering Period”).

This Amendment is hereby made part of and incorporated into the Agreement, with all the terms and conditions of the Agreement remaining in full force and effect, except to the extent modified hereby.

This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties below effective as of the date first set forth above.

CÜR MEDIA, INC.

By:	/s/ Thomas Brophy
Name:	Thomas Brophy
Title:	Chief Executive Officer

GOTTBETTER CAPITAL MARKETS, LLC

By:	/s/ Julio A. Marquez
Name:	Julio A. Marquez
Title:	President